UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  August 22, 2011

BIOMODA, INC.
(Exact name of registrant as specified in its charter)

New Mexico	333-90738	85-0392345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

609 Broadway NE #215, Albuquerque, New Mexico 87102
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (505) 821-0875

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
Item 3.03 Material Modification to Rights of Security Holders
Item 5.01 Changes in Control of Registrant
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 22, 2011, Biomoda, Inc. (the “Company”) adopted a Statement of Resolutions establishing a Series of Preferred Stock of the Company, consisting of 100 shares designed as Series B Preferred Stock (the “Series B Preferred Stock”).  Each share of Series B Preferred Stock has a liquidation preference of $0.01 and does not accrue any dividends. Each share of Series B Preferred Stock may be redeemed by the Company at a price of $600.00 per share.  Each share of Series B Preferred Stock shall entitle the holder thereof to cast such number of votes equal to 0.51% of the total number of votes entitled to be cast at a meeting of shareholders.  As a result, the 100 shares of Series B Preferred Stock are entitled to cast 51% of the number of votes entitled to be cast at a meeting of shareholders.

On August 22, 2011, the Company issued 50 shares of the Series B Preferred Stock to each of Maria Zannes, the Company’s Chief Executive Officer and John Cousins, the Company’s President, in exchange for the retirement of $30,000 in accrued but unpaid compensation to each person.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description
3.01	Statement of Resolutions Establishing the Series B Preferred Stock of Biomoda, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMODA, INC.

Date: September 14, 2011	By:	/s/ Maria Zannes
Maria Zannes
Chief Executive Officer